Exhibit 10.5

Exclusive Call Option Agreement

This Exclusive Call Option Agreement (hereinafter referred to as the “Agreement”) is entered into on December 13, 2018 by and among:

A.

Yunnan Century Long-Spring Technology Co., Ltd., a wholly foreign-owned enterprise legally established and existing under the PRC laws, with its unified credit code of 91530100MA6K83075A and its registered address at No. 5-20, 9/F, Building 2, Shanghai ASEAN Building, Chenggong District, Kunming City, Yunnan Province (hereinafter referred to as “WFOE”);

B.	The shareholders of Long-Spring Education Holding (see Appendix II hereto for details, hereinafter referred to as the “Shareholders of Long-Spring Education Holding”); and

C.

Domestic Affiliates, Long-Spring Education Holding Group Limited (“Long-Spring Education Holding”) and its subsidiaries and schools (see Appendix I hereto for details) (one or all of the aforementioned parties is or are hereinafter referred to as a “Domestic Affiliate” or the “Domestic Affiliates”).

(WFOE, the shareholders of Long-Spring Education Holding and the Domestic Affiliates shall be hereinafter referred to individually as a “Party”, or collectively, as the “Parties”)

Whereas

1.

The shareholders of Long-Spring Education Holding directly and/or hold relevant interests in the Domestic Affiliates in accordance with laws, including (a) the shareholders of Long-Spring Education Holding legally hold 100% equity interests of Long-Spring Education Holding; (b) Long-Spring Education Holding legally holds/indirectly holds 100% of the sponsor’s interests of its subordinate schools.

2.

The shareholders of Long-Spring Education Holding intend to grant WFOE or its designated purchasers an irrevocable and exclusive call option to purchase all or part of the interests held directly and indirectly by the shareholders of Long-Spring Education Holding in the Domestic Affiliates from time to time (hereinafter referred to as the “Interests Option”), and WFOE intends to accept the Interests Option granted by the shareholder of Long-Spring Education Holding.

Accordingly, upon friendly negotiation, the Parties agree on the exclusive call option as follows:

I. Definitions and Interpretations

Unless otherwise stated or required, the following terms shall have the following meanings when used in the Agreement:

“Proposed Listed Company” means First High-School Education Group Co., Ltd., a limited company incorporated under the laws of the Cayman Islands on September 19, 2018.

“Long-Spring Education Holding” means Long-Spring Education Holding Group Limited, a limited company incorporated on September 20, 2011 under the PRC laws.

“Equity Pledge Agreement” means the Equity Pledge Agreement entered into by the shareholders of Long-Spring Education Holding, WFOE and Long-Spring Education Holding at the time of execution of the Agreement to guarantee the performance by the Domestic Affiliates and the shareholders of Long-Spring Education Holding of their obligations under the Series of Cooperation Agreements.

“School Sponsors’ and Directors’ Rights Entrustment Agreement” means the School Sponsors’ and Directors’ Rights Entrustment Agreement entered into by the school sponsor, the directors appointed by the School Sponsor in the schools and WFOE at the time of execution of the Agreement.

“Series of Cooperation Agreements” mean collectively refers to the Agreement and the Business Cooperation Agreement, the Exclusive Call Option Agreement, the Shareholders’ Rights Entrustment Agreement and the corresponding Power of Attorney, the School Sponsors’ and Directors’ Rights Entrustment Agreement and the corresponding Power of Attorney, the Equity Pledge Agreement, the Exclusive Technical Service and Management Consultancy Agreement, and the Loan Agreement, signed by the shareholders of Long-Spring Education Holding, the Domestic Affiliates and the two or more parties of WFOE, including the amendments thereto, and other agreements, contracts, or legal documents that are signed or issued by one or more Parties hereto from time to time to ensure performance of the above agreements and that are signed or approved by WFOE in writing.

“PRC” means the People’s Republic of China (for the purpose of the Agreement only, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan region).

“Assets” mean all tangible and intangible assets owned by the Domestic Affiliates, including but not limited to all direct or indirect fixed assets, current assets, capital interests in external investment, intellectual property rights, available benefits under all contracts concluded, and any other benefits duly available to the Domestic Affiliates.

II. Transfer of Interests of the Domestic Affiliates

1. Granting an Option

The shareholders of Long-Spring Education unconditionally and irrevocably grant WFOE or its designated purchasers an exclusive call option to purchase the interests of the Domestic Affiliates on the terms and conditions contained herein. WFOE or its designated purchasers (hereinafter collectively referred to as the “Purchasers of Domestic Affiliates’ Interests”, individually, a “Purchaser of Domestic Affiliates’ Interests”) have the right to determine to purchase, at one time or in portions, all or part of the interests held directly and/or indirectly by the shareholders of Long-Spring Education Holding in the Domestic Affiliates from time to time, on the terms and conditions contained herein, and pay the shareholders of Long-Spring Education Holding and/or their designated subjects the lowest prices permitted by the PRC laws and regulations (hereinafter referred to as the “Purchase Prices of Domestic Affiliates’ Interests”). The shareholders recorded in the articles of association and the school constitution of the Domestic Affiliates’ subordinate companies and schools and/or the school sponsor confirm, through the confirmation letter, that they have waived their respective preemptive right to the transfer of interests of the aforesaid Domestic Affiliates in accordance with the PRC laws and regulations and the articles of association and school constitution, and unconditionally and irrevocably agree to transfer the interests directly and/or indirectly held by the shareholders of Long-Spring Education Holding in the Domestic Affiliates to the Purchasers of Domestic Affiliates’ Interests.

2. Exercising Procedure

In the case that the PRC laws and regulations allow the Purchasers of Domestic Affiliates’ Interests to hold part or all of the interests held by the shareholders of Long-Spring Education Holding in the Domestic Affiliates, WFOE may issue a notice to the shareholders of Long-Spring Education Holding and the Domestic Affiliates at any time during the term of the Agreement (hereinafter referred to as the “Notice of Purchase of Domestic Affiliates’ Interests”), stating the share of interests of the Domestic Affiliates purchased from the shareholders of Long-Spring Education Holding (hereinafter referred to as the “Purchased Domestic Affiliates’ Interests”) and the identity of the Purchasers of Domestic Affiliates’ Interests in order to exercise the option to purchase the interests of the Domestic Affiliates.

At each exercise of the option to purchase the interests of the Domestic Affiliates, a Purchaser of Domestic Affiliates’ Interests may decide on its own the proportion of the Purchased Domestic Affiliates’ Interests which it will purchase from the shareholders of Long-Spring Education Holding, but in the case that the PRC laws and regulations allow WFOE and/or other foreign or overseas entities designated by the Proposed Listed Company to directly hold part or all of the equity interests of the Domestic Affiliates and/or the sponsor’s interests and then engage in the restricted/prohibited business such as private education through the Domestic Affiliates, WFOE should issue a Notice of Purchase of Domestic Affiliates’ Interests as soon as practicable. The interests of the Domestic Affiliates purchased by the Purchasers of Domestic Affiliates’ Interests from the shareholders of Long-Spring Education Holding shall not be lower than the maximum limit on the interests that WFOE and/or other foreign or overseas subjects designated by the Proposed Listed Company may hold in the Domestic Affiliates as permitted by the then PRC laws.

3. Transfer of Interests of the Domestic Affiliates

At each exercise of the option to purchase the interests of the Domestic Affiliates:

a)

The shareholders of Long-Spring Education Holding and the direct holders of the interests of the Domestic Affiliates shall, in accordance with the provisions of the Agreement and the Notice of Purchase of Domestic Affiliates’ Interests, execute a transfer agreement with the Purchasers of Domestic Affiliates’ Interests and other necessary legal documents;

b)

The shareholders of Long-Spring Education Holding and the direct holders of the interests of the Domestic Affiliates shall procure the Domestic Affiliates to conduct financial settlement in a timely manner in order to handle the legal procedures for the transfer of interests of the Domestic Affiliates (if applicable);

c)

The shareholders of Long-Spring Education Holding and the direct holders of the interests of the Domestic Affiliates shall procure the Domestic Affiliates to convene the company shareholders’ meeting and/or the school board/council meeting in a timely manner, and approve the resolutions on the transfer of interests of the Domestic Affiliates, on the amendment to the articles of association of the Domestic Affiliates and on related matters;

d)

The shareholders of Long-Spring Education Holding and the direct holders of the interests of the Domestic Affiliates shall procure the Domestic Affiliates to modify the articles of association and school constitution in a timely manner to reflect the transfer of interests of the Domestic Affiliates;

e)

The shareholders of Long-Spring Education Holding and the direct holders of the interests of the Domestic Affiliates shall procure the Domestic Affiliates to apply to the government authorities in charge of industry and commerce, education, and civil affairs in a timely manner for relevant approval and registration legal procedures for the transfer of interests of the Domestic Affiliates;

f)

The shareholders of Long-Spring Education Holding and the direct holders of the interests of the Domestic Affiliates shall sign all further documents and take all further actions reasonably requested by the Purchasers of Domestic Affiliates’ Interests at any time to make the Purchasers of Domestic Affiliates’ Interests become the legal owners of the Domestic Affiliates’ interests free from any encumbrances or other unfavorable claims and interests.

g)

The Domestic Affiliates shall sign all further documents and take all further actions reasonably requested by the Purchasers of Domestic Affiliates’ Interests at any time to make the Purchasers of Domestic Affiliates’ Interests become the legal owners of the Domestic Affiliates’ interests free from any encumbrances or other unfavorable claims and interests.

4. Payment

A Purchaser of Domestic Affiliates’ Interests shall pay the equity purchase price to the shareholders of Long-Spring Education Holding and/or the direct holder of the interests of the Domestic Affiliates within seven (7) days from the date when the following conditions are met or at another time determined by WFOE:

a)

The Purchaser of Domestic Affiliates’ Interests has received all the approval and registration documents that it considers necessary or appropriate in relation to the transfer of the interests of the Domestic Affiliates;

b)	The ownership documents (if any) related to the transferred Domestic Affiliates’ interests have been delivered to the Purchaser of Domestic Affiliates’ Interests;

c)

At the transfer of the Domestic Affiliates’ interests to the Purchaser of Domestic Affiliates’ Interests, all taxes and fees required to transfer the interests of the Domestic Affiliates, other than those that shall be assumed by the Purchaser of Domestic Affiliates’ Interests as clearly stipulated by laws and regulations, have already paid by the shareholders of Long-Spring Education Holding and/or the direct holder of the interests of the Domestic Affiliates within the statutory payment period; and

d)

All the approvals, registrations or filings required for the person nominated by the Purchaser of Domestic Affiliates’ Interests to act as a director and/or legal representative of the Domestic Affiliate have been completed.

III. Undertakings

1. Undertakings of the Shareholders of Long-Spring Education Holding

The shareholders of Long-Spring Education Holding undertake to WFOE:

a)

From the date of execution of the Agreement, without the prior written consent of WFOE, not to sell, assign, transfer, or otherwise dispose of the interests directly and/or indirectly held by them in the Domestic Affiliates, nor create any encumbrances, at any time from the date of execution of the Agreement, on the interests directly and/or indirectly held by them in the Domestic Affiliates;

b)

Without the prior written consent of WFOE, not to increase or decrease the registered capital of the Domestic Affiliates or the sponsor’s contribution, nor agree to such increase or decrease in the registered capital or the sponsor’s contribution;

c)	Without the prior written consent of WFOE, not to agree or procure the division of the Domestic Affiliates or merger with other entities;

d)

Without the prior written consent of WFOE, not to dispose of or procure the management of the Domestic Affiliates to dispose of any assets of the Domestic Affiliates, with the exception where the Domestic Affiliates can prove that the disposal of relevant assets is necessary in the ordinary course of business and the value of the assets involved in a single transaction is not more than RMB100,000;

e)

Without the prior written consent of WFOE, not to terminate or procure the management of the Domestic Affiliates to terminate any material agreements entered into by the Domestic Affiliates, nor enter into any other agreement that conflicts with any existing material agreements. The aforesaid “material agreements” refer to the agreements with single total value of more than RMB100,000, or the Series of Cooperation Agreements and/or any agreements similar in nature or content to the Series of Cooperation Agreements;

f)

Without the prior written consent of WFOE, not to procure the Domestic Affiliates to conclude transactions that may materially affect the assets, responsibilities, business operations, equity structure and other legal rights of the Domestic Affiliates (with the exception of those that are produced in the ordinary course of business of the Domestic Affiliates and with a single transaction amount not more than RMB100,000, or that have been disclosed to WFOE and consented to by WFOE in writing);

g)

Without the prior written consent of WFOE, not to procure or agree with the Domestic Affiliates to announce the distribution of or actually distribute any distributable profits and/or reasonable returns, nor agree to the such distribution;

h)	Without the prior written consent of WFOE, not to procure or agree to modify the articles of association of the Domestic Affiliates;

i)

Without the prior written consent of WFOE, not to lend or borrow loans, nor provide guaranty or make other forms of guaranty, nor assume any major obligation outside normal business activities; the aforesaid “major obligation” means any obligation that a Domestic Affiliate must pay more than RMB100,000, or the obligation to restrict and/or prevent the Domestic Affiliates from performing the obligations under the Series of Cooperation Agreements normally, or the obligation to restrict and/or prohibit the financial and business operations of the Domestic Affiliates, or any obligation that may cause changes in the equity structure of the Domestic Affiliates;

j)

To do their utmost to develop the business of the Domestic Affiliates and guarantee the legal and compliant operations of the Domestic Affiliates, not to have any acts or omissions that may impair the assets, goodwill of the Domestic Affiliates or affect the validity of the operating licenses of the Domestic Affiliates;

k)

Before transferring the interests of the Domestic Affiliates to the Purchasers of Domestic Affiliates’ Interests, to sign all documents required for their owning and maintaining the interests of the Domestic Affiliates, provided that such act will not affect the Shareholders’ Rights Entrustment Agreement and the School Sponsors’ and Directors’ Rights Entrustment Agreement;

l)	To sign all documents and take all actions required to transfer the interests of the Domestic Affiliates to the Purchasers of Domestic Affiliates’ Interests;

m)

In the case that it is required for the shareholders of Long-Spring Education Holding to take any action as the holders of the interests of the Domestic Affiliates so as to perform the obligations under the Agreement by the Domestic Affiliates, to take all actions to cooperate with the Domestic Affiliates to perform the obligations hereunder;

n)

Within their authorities as the direct and/or indirect shareholders of the Domestic Affiliates, without impairing the Series of Cooperation Agreements, to procure the directors appointed by them to exercise all rights in the Domestic Affiliates in accordance with the provisions of the Agreement so that the Domestic Affiliates can perform their obligations under the Agreement; in the case of any director’s failure to exercise the rights in accordance with the above requirements, to dismiss and replace the director immediately; and

o)

Price compensation: The shareholders of Long-Spring Education Holding irrevocably undertake that if the consideration for the purchase, by WFOE or the Purchasers of Domestic Affiliates’ Interests designated by it, of all or part of the interests directly and/or indirectly held by the shareholders of Long-Spring Education Holding in the Domestic Affiliates is more than RMB0 (say: RMB ZERO Yuan only), the difference will be fully compensated by the shareholders of Long-Spring Education Holding to WFOE or its designated subject.

2. Undertakings of the Domestic affiliates

The Domestic Affiliates undertake to WFOE:

a)

From the date of execution of the Agreement, without the prior written consent of WFOE, not to sell, transfer, permit to use, or otherwise dispose of any assets, nor permit to create any encumbrance on any assets, with the exception where the Domestic Affiliates can prove that such disposal of assets or encumbrance on assets is necessary in the ordinary course of business and the value of the assets involved in a single transaction is not more than RMB100,000;

b)	Not to distribute, directly or indirectly, profits and/or reasonable returns to company shareholders and/or the school sponsor;

c)	To operate the business of the Domestic Affiliates in accordance with the Series of Cooperation Agreements and the instructions of WFOE;

d)

To sign all required or appropriate documents from time to time to maintain the ownership of assets by the Domestic Affiliates and to make the transactions contemplated under the Agreement and the Series of Cooperation Agreements effective;

e)

Without the prior written consent of WFOE, not to supplement, change or modify in any form the articles of association of the Domestic Affiliates, except as otherwise provided in the Series of Cooperation Agreements;

f)

To maintain the continuous operation of the Domestic Affiliates in accordance with good financial and commercial standards and practices, and to operate their business and handle related matters with care and efficiency;

g)

Without the prior written consent of WFOE, not to adopt or approve any resolutions on the Domestic Affiliates’ engaging in other businesses, changing shareholders and/or the school sponsor, liquidating or dissolving the Domestic Affiliates;

h)

Not to incur, assume or guarantee any debts, with the exception of the debts incurred in the ordinary course of business and with the total amount of a single debt not more than RMB100,000, or the debts that have been disclosed to WFOE and consented to by WFOE in writing;

i)	Not to borrow to or guarantee for any third party (including the shareholders and/or sponsor of the Domestic Affiliates) without the prior written consent of WFOE;

j)

To allow WFOE, the Proposed Listed Company and/or its designated auditor to audit relevant books and records of the Domestic Affiliates and their subordinate enterprises or organizations at the principal office of the Domestic Affiliates after a reasonable notice, and to make copies of the required part of such books and records in order to verify the accuracy of the amount of income and statements in any period. For this purpose, the Domestic Affiliates agree to provide relevant information and materials about the operation, business, customers, finances, employees, etc. of the Domestic Affiliates and their subordinate enterprises or organizations, and agree that the Proposed Listed Company may disclose such information and materials in order to meet the requirements of the securities regulatory authorities of the place where it intends to list.

k)

To take out, in the insurance companies recognized by WFOE, the insurances with the same types and amounts as those of the insurances generally taken out by the enterprises or organizations that operate similar businesses and have similar properties or assets in the same area as the Domestic Affiliates;

l)	Not to merge or associate with anyone without the prior written consent of WFOE;

m)	Not to acquire or invest in anyone without the prior written consent of WFOE;

n)	To promptly notify WFOE of all litigations, arbitrations, administrative investigations or actions that materially affect the assets, business or income of the Domestic Affiliates;

o)

At the request of the Purchasers of Domestic Affiliates’ Interests, to pledge or mortgage (if applicable) the assets to WFOE at any time, and to sign all required documents, perform all required registrations and take all usual actions that should be taken so as to set and make such pledges or mortgages effective; and

p)	Not to perform or allow any acts or actions that may adversely affect the interests of WFOE under the Agreement.

IV. Representations and Warranties of the Shareholders of Long-Spring Education Holding

The shareholders of Long-Spring Education Holding represent and warrant to WFOE as follows:

a)

The shareholders of Long-Spring Education Holding are natural persons or judicial persons with capacity for civil rights and full capacity for civil conduct. They have full and independent legal status and legal capacity to execute, deliver and perform the Agreement, and they can independently be subjects of litigation;

b)

All reports, documents, and information provided, before and after the entry into force of the Agreement, by the shareholders of Long-Spring Education Holding to WFOE regarding the interests of the Domestic Affiliates and all matters required by the Agreement are true, accurate and complete, free from any falsehood, omission or being seriously misleading;

c)	The debt situation of the shareholders of Long-Spring Education Holding disclosed by them to WFOE is true, complete and accurate;

d)

Except for the encumbrances/right restrictions of the Domestic Affiliates disclosed to WFOE and the right restrictions created on the interests of the Domestic Affiliates due to the Series of Cooperation Agreements, there isn’t any other encumbrance or right restriction on the interests directly and/or indirectly held by the shareholders of Long-Spring Education Holding;

e)	The Agreement, after being executed by the shareholders of Long-Spring Education Holding, constitutes a legal, valid and binding obligation of them;

f)

They have the full rights, powers and authorities in the shareholders of Long-Spring Education Holding to execute and deliver the Agreement and all other documents related to the transaction described in the Agreement and to be executed, and they have full rights, powers and authorities to complete the transactions described in the Agreement;

g)

Except as disclosed to WFOE, there aren’t any pending or, to the knowledge of the shareholders of Long-Spring Education Holding, threatening lawsuits, legal proceedings or claims in any courts, arbitral tribunals, government authorities or administrative authorities against the shareholders of Long-Spring Education Holding or their assets, which may have an adverse effect on the financial position of the shareholders of Long-Spring Education Holding or on their ability to perform their obligations under the Agreement; and

h)

Their execution of the Agreement and performance of their obligations under the Agreement do not violate the laws, regulations or rules currently in force and applicable to them, nor violate any court’s judgment, or any arbitral agency’s award, or any administrative authority’s decision, approval, license or any other agreement to which they are parties or which is binding upon the equity held by them in the subordinate enterprises or organizations or the sponsor’s interests or other assets, nor result in suspension, revocation, confiscation or failure of renewal of any government authority’s approval or license applicable to them.

V. Representations and Warranties of the Domestic Affiliates

The Domestic Affiliates severally and jointly represent and warrant to WFOE as follows:

a)

Each Domestic Affiliate is a limited liability company and/or private non-enterprise organization duly registered and validly existing in accordance with the PRC laws. It has independent legal personality; it has full and independent legal status and legal capacity to execute, deliver and perform the Agreement, and can independent be a subject of litigation;

b)

All reports, documents, and information provided, before and after the entry into force of the Agreement, by the Domestic Affiliates to WFOE regarding equity and all matters required by the Agreement are true, accurate and complete, free from any falsehood, omission or being seriously misleading;

c)	The debt situation disclosed to WFOE by the Domestic Affiliates is true, complete and accurate;

d)	The Agreement, after being executed by the Domestic Affiliates, constitutes a legal, valid and binding obligation of them;

e)

They have the full rights, powers and authorities in the Domestic Affiliates to execute and deliver the Agreement and all other documents related to the transaction described in the Agreement and to be executed, and they have full rights, powers and authorities to complete the transactions described in the Agreement;

f)

Except as disclosed to WFOE, there aren’t any pending or, to the knowledge of the Domestic Affiliates, threatening lawsuits, legal proceedings or claims in any courts, arbitral tribunals, government authorities or administrative authorities against the Domestic Affiliates or their assets, which may have an adverse effect on the financial position of the Domestic Affiliates or on their ability to perform their obligations under the Agreement;

g)

Their execution of the Agreement and performance of their obligations under the Agreement do not violate the laws, regulations or rules currently in force and applicable to them, nor violate any court’s judgment, or any arbitral agency’s award, or any administrative authority’s decision, approval, license or any other agreement to which they are parties or which is binding upon the assets held by them, nor result in suspension, revocation, confiscation or failure of renewal of any government authority’s approval or license applicable to them; and

h)	There are no other encumbrances or right restrictions on the assets and other rights held by the Domestic Affiliates (except those that occur in the ordinary course of business).

VI. Representations and Warranties of WFOE

WFOE represents and warrants to the shareholders of Long-Spring Education Holding and the Domestic Affiliates as follows:

a)

WFOE is a wholly foreign-owned enterprise duly registered and validly existing in accordance with the PRC laws. It has independent legal personality; it has full and independent legal status and legal capacity to execute, deliver and perform the Agreement, and can independent be a subject of litigation;

b)	The Agreement, after being executed by WFOE, constitutes a legal, valid and binding obligation of it;

c)

WFOE has full rights, powers and authorities to execute and deliver the Agreement and all other documents related to the transaction described in the Agreement and to be executed, and it has full rights, powers and authorities to complete the transactions described in the Agreement;

d)

There aren’t any pending or, to the knowledge of WFOE, threatening lawsuits, legal proceedings or claims in any courts, arbitral tribunals, government authorities or administrative authorities against WFOE or its assets, which may have an adverse effect on the financial position of WFOE or on its ability to perform its obligations under the Agreement; and

e)

Its execution of the Agreement and performance of its obligations under the Agreement do not violate the laws, regulations or rules currently in force and applicable to it, nor violate any court’s judgment, or any arbitral agency’s award, or any administrative authority’s decision, approval, license or any other agreement to which it is a party or which is binding upon the assets held by it, nor result in suspension, revocation, confiscation or failure of renewal of any government authority’s approval or license applicable to it.

VII. Liability for Damages and Remedies

1.	Specific performance

The Parties unanimously agree that WFOE shall have the right to file relevant breaches of the shareholders of Long-Spring Education Holding or the Domestic Affiliates to the arbitration agency for arbitration and request specific performance. The shareholders of Long-Spring Education Holding and the Domestic Affiliates acknowledge and agree that breaches of the Agreement will cause irreparable damage to WFOE, which may not be sufficiently covered by money.

2.	No recourse against the Domestic Affiliates

Where some actions taken by the Domestic Affiliates due to breaches of the Agreement by the shareholders of Long-Spring Education Holding cause WFOE to exercise any of its rights or make claims for compensation under the Agreement, the shareholders of Long-Spring Education Holding shall have no right to seek compensation from the Domestic Affiliates for the losses suffered thereby.

VIII. Effectiveness and Term

1.	The Agreement comes into effect as of the date of signing by the Parties hereto.

2.

The Agreement keeps being valid within the business duration of the Domestic Affiliates and in the renewed period permitted by the PRC laws, and shall automatically terminate after WFOE and/or another civil party designated by the Proposed Listed Company has fully exercised, in accordance with the Agreement, the option of acquiring all (direct and indirect) equity interests from the shareholders of Long-Spring Education Holding in the Domestic Affiliates. WFOE may terminate the Agreement unilaterally by serving a thirty (30) days’ prior notice. Unless otherwise provided by law, in no case shall the shareholders of Long-Spring Education Holding or the Domestic Affiliates have the right to unilaterally terminate or rescind the Agreement.

3.

For the avoidance of doubt, in accordance with the Agreement, if the laws and regulations of the PRC allow WFOE and/or another foreign-owned or offshore entity designated by the Proposed Listed Company to directly hold part or all of the equity interests of the Domestic Affiliates and/or the Sponsors’ interests, and to engage in restricted/prohibited business such as private education through the Domestic Affiliates, then WFOE shall issue an equity purchase notice as soon as practicable, and a minimum limit for the purchaser of the equity interests to acquire the (direct and indirect) equity interests from the shareholders of Long-Spring Education Holding shall not be less than an upper threshold permitted by the laws and regulations of the PRC for WFOE and/or another foreign-owned or offshore entity designated by the Proposed Listed Company to acquire the equity interests of the Domestic Affiliates. The Agreement shall automatically terminate after the purchaser of the entity interests has fully exercised, in accordance with the Agreement, the option of acquiring all (direct and indirect) equity interests from the shareholders of Long-Spring Education Holding in the Domestic Affiliates.

IX. Confidentiality

1.

The Parties hereby acknowledge and determine that any oral or written information exchanged between them in connection with the Agreement is confidential. Each Party shall keep all such information confidential, and shall not disclose any relevant information to any third party without the written consent of the other Parties, except:

a)	the public is aware of or will become aware of such information (not as a result of unauthorized disclosure to the public by the party who receives the information);

b)	the information is disclosed as required by applicable laws and regulations or the rules or regulations governing the transactions of securities or by regulators; or

c)

the information needs to be disclosed by a Party to its legal or financial adviser in connection with the transactions hereunder, provided that such legal or financial adviser is also subject to confidentiality obligations similar with this Article.

2.

The leakage of the information by the staff of a Party or the agency recruited by the Party shall be deemed to be the leakage committed by the Party, and the Party shall be liable for breach of contract in accordance with the Agreement.

3.	The Parties agree that the confidentiality provisions in this Article IX shall survive regardless of whether the Agreement is invalid, changed, rescinded, terminated, or non-operable.

X. Force Majeure

1.

If the obligations of a Party under the Agreement are not fulfilled due to a force majeure event, the liabilities under the Agreement shall be waived to the extent of impact of the force majeure event. For the purpose of the Agreement, force majeure events include only natural disasters, storms, tornadoes and other weather conditions, strikes, factory closedown/work stoppages or other industry problems, wars, riots, conspiracies, acts of hostilities, acts of terrorism, or violence of criminal organizations, blockades, severe illness or plagues, earthquakes or other crustal movements, floods and other natural disasters, bomb explosions or other explosions, fires, accidents, or government actions, which lead to failure of performing the Agreement.

2.

When a force majeure event occurs, the Party affected by the force majeure event shall make every effort to reduce and remove the impact of the force majeure event, and shall undertake the delayed and impeded obligations under the Agreement. After the force majeure event is lifted, the Parties agree to make every effort to continue to perform the Agreement.

3.

If there is a possible force majeure event that causes delay or impeding of the Agreement or threatens to delay or impede the performance of the Agreement, the Party concerned shall immediately notify the other Parties in writing and provide all relevant information.

XI. Changes of Circumstances

1.

As a supplement and without contravention with other provisions of the Series of Cooperation agreements, if at any time, due to the promulgation or amendment of any laws, regulations or rules of the PRC, or due to changes of the interpretation or applicability of such laws, regulations or rules, or due to changes of the relevant registration procedures, WFOE holds that keeping the validity of the Agreement and/or accepting the option to purchase the interests of the Domestic Affiliates granted by the shareholders of Long-Spring Education Holding in the manner specified in the Agreement becomes illegal or contrary to such laws, regulations or rules, the shareholders of Long-Spring Education Holding and the Domestic Affiliates shall, as instructed by WFOE in writing and at the reasonable request of WFOE, take any action and/or sign any agreement or other document immediately to:

a)	keep the Agreement valid;

b)	exercise the option to purchase the interests of the Domestic Affiliates in the manner specified in the Agreement; and/or

c)	achieve the intent and purposes of the Agreement in the manner specified in the Agreement or in other manners.

XII. Miscellaneous

1.

The shareholders of Long-Spring Education Holding and the Domestic Affiliates agree that, by notifying the shareholders of Long-Spring Education Holding and the Domestic Affiliates in writing, WFOE may transfer its rights and obligations under the Agreement to a party designated by WFOE; but neither the shareholders of Long-Spring Education Holding nor the Domestic Affiliates has the right to transfer its rights, obligations or responsibilities under the Agreement to any third party without a prior written consent of WFOE. The successors or authorized assignees (if any) of the shareholders of Long-Spring Education Holding and the Domestic Affiliates shall continue to perform all the obligations of the shareholders of Long-Spring Education Holding and the Domestic Affiliates under the Agreement.

2.

At any time after the execution of the Agreement, in the case of the promulgation or amendment of any PRC law, regulations or rules, or in the case of changes in the interpretation or application of such laws, regulations or rules, the following provisions shall apply:

a) Where the above changes or new regulations are more favorable to any Party than the applicable laws, regulations, ordinances or rules in force on the date of execution of the Agreement (and the other Parties are not seriously affected thereby), under the coordination of WFOE, the Parties shall change the Series of Cooperation Agreements in a timely manner to obtain the benefits brought by such changes or new regulations; or the Parties should apply in a timely manner to obtain the benefits brought by such changes or new regulations, and the Parties should make the best efforts to make the application approved; and

b) Where any Party’s economic interests under the Agreement are directly or indirectly severely and adversely affected due to the above changes or new regulations, the Agreement shall continue to be implemented in accordance with the original terms. Each Party shall use all legal means to obtain an exemption from compliance with the changes or new regulations. Where the adverse effect on the economic interests of any Party cannot be resolved in accordance with the provisions of the Agreement, after the affected Party notifies the other Parties, under the coordination by WFOE, the Parties shall promptly negotiate and make all necessary modifications to the Series of Cooperation Agreements to maintain the affected Party’s economic interests under the Agreement.

3.	The conclusion, validity, interpretation, performance, modification, and termination of the Agreement and the settlement of disputes under the Agreement shall be governed by the PRC laws.

4.

Any dispute, controversy or claim arising out of or related to the Agreement or the performance, interpretation, breach, termination or validity of the Agreement shall be resolved upon friendly negotiation. The negotiation shall begin as soon as a disputing party serves a written consultation request on the other party in dispute, where the consultation request states the dispute or claim in detail.

5.

If the dispute cannot be resolved within thirty (30) days after the above notice is served, either party has the right to submit the dispute to arbitration. The Parties agree that the dispute shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) in Beijing, and the CIETAC shall make an arbitral award in accordance with the then-effective arbitration rules of the CIETAC. The arbitral award is final and binding on the Parties. The arbitration commission has the right to rule that, with respect to the equity interests or the sponsors’ interests, property interests or other assets of the Domestic Affiliates, WFOE shall be compensated for the losses caused to WFOE due to the breaching behaviors of the other Parties hereto, or to issue corresponding injunctions (for the purpose of business operation or forced transfer of assets), or to rule that the Domestic Affiliates shall be dissolved and liquidated. After the arbitral award comes into effect, either Party has the right to apply to a court of competent jurisdiction to enforce the arbitral award.

6.

At the request of a party in dispute, before the arbitral tribunal is formed according to law or under appropriate circumstances, the court of competent jurisdiction has the right to grant an interim relief to support the process of the arbitration, for example, by seizing or freezing the equity or sponsors’ interests, property interests, or other assets of the breaching party according to a judgment or a ruling. For the above purposes, the courts of competent jurisdiction include Hong Kong courts, Cayman Islands courts, the courts where the main assets of the Proposed Listed Company are located, and the courts where the main assets of the Domestic Affiliates are located, in addition to the PRC courts.

7.	During the arbitration, except the matters in dispute submitted to arbitration, the Parties to the Agreement shall continue to perform their other obligations under the Agreement.

8.

Any rights, powers and remedies conferred on each Party by any provision of the Agreement shall not exclude any other rights, powers or remedies that the Party enjoys in accordance with the provisions of laws and other provisions under the Agreement, and the exercise by a Party of rights, powers and remedies shall not preclude the Party from exercising its other rights, powers and remedies.

9.	The Agreement is valid and binding upon the Parties and their respective heirs, successors and assigns.

10.

A Party’s failure to exercise or delay in exercising any of its rights, powers or remedies under the Agreement or laws shall not result in a waiver of such rights; and a single or partial waiver of any rights by a Party shall not preclude the Party from exercising such rights in other ways or from exercising other rights of the Party.

11.	The headings of the sections in the Agreement are for reference only, and in no case shall the headings be used to interpret or affect the interpretation of the provisions of the Agreement.

12.

Each provision of the Agreement is severable and independent of other provisions. If at any time any one or more provisions of the Agreement become invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions of the Agreement shall not be thereby affected.

13.	Amendments to the Agreement

a)

Subject to a consensus reached between the Parties hereto and approval of the shareholders (meetings) of WFOE, the Parties to the Agreement may modify or supplement the Agreement and take all necessary steps and actions to make such modifications or supplements legal and effective at their own expenses.

b)

If the Stock Exchange of Hong Kong Limited (“SEHK”) or other regulators propose any modifications to the Agreement, or any changes related to the Agreement have occurred to the listing rules or related requirements of the SEHK, the Parties shall revise the Agreement accordingly.

14.	The Agreement is written in Chinese and executed in multiple original counterparts having the same legal effect.

(There is no text below)

(This page is signature page (i) of the Agreement, and contains no text)

Yunnan Century Long-Spring Technology Co., Ltd. /s/ (Seal) Yunnan Century Long-Spring Technology Co., Ltd. Affixed- By: /s/ Zhang Shaowei	Long-Spring Education Holding Group Limited /s/ (Seal) Long-Spring Education Holding Group Limited Affixed By: /s/ Zhang Shaowei

Yunnan Zhongchuang Education Tutorial School /s/ (Seal) Yunnan Zhongchuang Education Tutorial School Affixed By: /s/ Liu Kai	Beijing Hengyue Education Technology Co., Ltd. /s/ (Seal) Beijing Hengyue Education Technology Co., Ltd. Affixed By: /s/ Su Kang

Ordos Hengyue Education Technology Co., Ltd. /s/ (Seal) Ordos Hengyue Education Technology Co., Ltd. Affixed By: /s/ Su Kang	Ordos Hengshui Experimental High School /s/ (Seal) Ordos Hengshui Experimental High School Affixed By: /s/ Su Kang

Resort District Hengshui Experimental Secondary School /s/ (Seal) Resort District Hengshui Experimental Secondary School Affixed By: /s/ Zhang Shaowei	Yunnan Hengshui Chenggong Experimental Secondary School /s/ (Seal) Yunnan Hengshui Chenggong Experimental Secondary School Affixed By: /s/ Zhang Shaowei

Yunnan Hengshui Experimental Secondary School—Xishan School /s/ (Seal) Yunnan Hengshui Experimental Secondary School—Xishan School Affixed By: /s/ Zhang Shaowei	Yunnan Hengshui Yiliang Experimental Secondary School /s/ (Seal) Yunnan Hengshui Yiliang Experimental Secondary School Affixed By: /s/ Zhang Shaowei

Yunnan Long-Spring Foreign Language Secondary School /s/ (Seal) Yunnan Long-Spring Foreign Language Secondary School Affixed By: /s/ Zhang Shaowei	Qujing Hengshui Experimental Secondary School /s/ (Seal) Qujing Hengshui Experimental Secondary School Affixed By: /s/ Zhang Shaowei

Yunnan Yuxi Hengshui Experimental High School /s/ (Seal) Yunnan Yuxi Hengshui Experimental High School Affixed By: /s/ Zhang Shaowei

(This page is signature page (ii) of the Agreement, and contains no text)

Zhang Shaowei By: /s/ Zhang Shaowei	Wu Yu By: /s/ Wu Yu

Kunming Qiuzhen Enterprise Management Partnership (LLP) /s/ (Seal) Kunming Qiuzhen Enterprise Management Partnership (LLP) Affixed By: /s/ Zhang Shaowei	Kunming Ziyue Enterprise Management Partnership (LLP) /s/ (Seal) Kunming Ziyue Enterprise Management Partnership (LLP) Affixed By: /s/ Zhu Lidong

Kunming Shuyu Enterprise Management Partnership (LLP) /s/ (Seal) Kunming Shuyu Enterprise Management Partnership (LLP) Affixed By: /s/ Zhang Shaowei	Kunming Mingde Enterprise Management Partnership (LLP) /s/ (Seal) Kunming Mingde Enterprise Management Partnership (LLP) Affixed By: /s/ Zhang Shaowei

Kunming Mingzhi Enterprise Management Partnership (LLP) /s/ (Seal) Kunming Mingzhi Enterprise Management Partnership (LLP) Affixed By: /s/ Wu Minglin

Appendix I: List of the Shareholders of Long-Spring Education Holding

1.	Zhang Shaowei

2.	Wu Yu

3.	Kunming Qiuzhen Enterprise Management Partnership (LLP)

4.	Kunming Ziyue Enterprise Management Partnership (LLP)

5.	Kunming Shuyu Enterprise Management Partnership (LLP)

6.	Kunming Mingde Enterprise Management Partnership (LLP)

7.	Kunming Mingzhi Enterprise Management Partnership (LLP)

Appendix II: Domestic Affiliates

1.	Long-Spring Education Holding Group Limited

2.	Beijing Hengyue Education Technology Co., Ltd.

3.	Ordos Hengyue Education Technology Co., Ltd.

4.	Resort District Hengshui Experimental Secondary School

5.	Yunnan Hengshui Chenggong Experimental Secondary School

6.	Yunnan Hengshui Experimental Secondary School—Xishan School

7.	Yunnan Hengshui Yiliang Experimental Secondary School

8.	Yunnan Long-Spring Foreign Language Secondary School

9.	Qujing Hengshui Experimental Secondary School

10.	Yunnan Yuxi Hengshui Experimental High School

11.	Ordos Hengshui Experimental High School

12.	Yunnan Zhongchuang Education Tutorial School

Schedule of Material Differences

One or more domestic affiliates signed Exclusive Call Option Agreement using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Domestic Affiliate	Unified Credit Code	Signing Date	Material Differences in terms
1	Yunnan Century Long-Spring Technology Co., Ltd.	91530100MA6K83075A	January 12, 2021

XII.Miscellaneous

6. At the request of a party in dispute, before the arbitral tribunal is formed according to law or under appropriate circumstances, the court of competent jurisdiction has the right to grant an interim relief to support the process of the arbitration, for example, by seizing or freezing the equity or sponsors’ interests, property interests, or other assets of the breaching party according to a judgment or a ruling.

2	Long-Spring Education Holding Group Limited	91530121582368402N	January 12, 2021
3	Kunming Guandu Hengshizhong Education Training School Co., Ltd.	91530111MA6NK6QMXU	January 12, 2021
4	Xinping Hengshi High School Co., Ltd.	91530427MA6NYJBX6L	January 12, 2021
5	Xinping Hengshui Experimental Middle School	52530427MJ00482493	January 12, 2021
6	Shanxi Long-Spring Enterprise Management Co., Ltd.	91140200MA0KKN7CX9	January 12, 2021

13.

b) If relevant regulators propose any modifications to the Agreement, or any changes related to the Agreement have occurred to related laws or listing rules, the Parties shall revise the Agreement accordingly.

7	Datong Hengshi Gaokao Tutorial School	52140214MJY4314186	January 12, 2021
8	Xishuangbanna Hengshi High School Co., Ltd.	91532800MA6PNKHQ17	January 12, 2021
9	Yunnan Hengshui Qiubei Experimental High School	52532626MJT34266XU	January 12, 2021
10	Yunnan Hengshui Wenshan Experimental High School	52532601MJT3434278	January 12, 2021
11	Mengla Hengshui Experimental High School	52532823MJT3467679	January 12, 2021
12	Yunnan Bainian Long-Spring Technology Co., Ltd.	91530111MA6PGFBRXJ	January 12, 2021
13	Zhenxiong Bainian Long-Spring Technology Co., Ltd.	91530627MA6PMDQ794	January 12, 2021
14	Guizhou Hengshizhong Technology Co., Ltd.	91520900MAAJR4F57R	January 12, 2021
15	Guizhou Long-Spring Century Technology Co., Ltd.	91520900MAAJQ4M05Q	January 12, 2021